UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number.)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On April 27, 2007, Textron Inc.’s wholly-owned subsidiary, Textron Financial Corporation (“Textron Financial”), amended its Five-Year Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and other lenders. The amendment extends the maturity date from April 2011 to April 2012 and decreases certain fees. Under the amended Credit Agreement, Textron Financial will pay revised quarterly fees that will range from 4.5 basis points to 10 basis points depending on Textron Financial’s ratings by S&P, Moody’s and Fitch (“Textron Financial’s Ratings”). At Textron Financial’s current ratings, the fees are 6 basis points. Under the amended Credit Agreement, with respect to LIBOR borrowings, Textron Financial will pay a margin over LIBOR that will range from 13 basis points to 52.5 basis points, depending on Textron Financial’s Ratings. In addition Textron Financial will pay a utilization fee that will range, depending on Textron Financial’s Ratings, from 2.5 basis points to 12.5 basis points on LIBOR borrowings if the aggregate amount outstanding exceeds 50% of the banks’ total commitment under the Credit Agreement.  The amendment also increases the debt to net worth covenant limitation from 8:1 to 9:1. The aggregate amount of committed credit remains unchanged at $1.75 billion.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 3, dated as of April 27, 2007, to the Five-Year Credit Agreement, dated as of July 28, 2003, as amended on March 28, 2005 and April 28, 2006, among Textron Financial Corporation, the Banks listed therein and JPMorgan Chase Bank as Administrative Agent. Incorporated by reference to Exhibit 10.1 of Textron Financial Corporation’s Current Report on Form 8-K dated April 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
Registrant)

/s/ Mary F. Lovejoy
By: Mary F. Lovejoy
Vice President and Treasurer

Date: April 27, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 3, dated as of April 27, 2007, to the Five-Year Credit Agreement, dated as of July 28, 2003, as amended on March 28, 2005 and April 28, 2006, among Textron Financial Corporation, the Banks listed therein and JPMorgan Chase Bank as Administrative Agent. Incorporated by reference to Exhibit 10.1 of Textron Financial Corporation’s Current Report on Form 8-K dated April 27, 2007.